Exhibit 99.1

THE GYMBOREE CORPORATION ANNOUNCES END OF “GO-SHOP” PERIOD

SAN FRANCISCO – November 22, 2010 – The Gymboree Corporation (NASDAQ: GYMB) (the “Company”) today announced the expiration of the 40-day “go-shop” period provided for in the previously announced merger agreement, dated as of October 11, 2010, which contemplates the acquisition of the Company by Giraffe Acquisition Corporation, a corporation controlled by Bain Capital Partners, LLC.

During the “go-shop” period, which ended at 11:59 p.m., New York City time, on November 20, 2010, the Company’s representatives were permitted to solicit inquiries or engage in discussions with third parties relating to “competing proposals.” Despite a broad solicitation of potentially interested parties, the Company did not receive any alternative acquisition proposals during the “go-shop” period.

The tender offer and withdrawal rights are scheduled to expire at 11:59 p.m., New York City time, on November 22, 2010, unless the tender offer is extended or earlier terminated. The Company’s board of directors continues to recommend that the Company’s stockholders accept the tender offer and tender their shares pursuant to the tender offer commenced by Giraffe Acquisition Corporation.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of October 30, 2010, the Company operated a total of 1,049 retail stores: 636 Gymboree® stores (595 in the United States, 37 in Canada, 2 in Australia and 2 in Puerto Rico), 148 Gymboree Outlet stores, 122 Janie and Jack® shops and 143 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 672 franchised and Company-operated Gymboree Play & Music® centers in the United States and 33 other countries.

About Bain Capital

Bain Capital, LLC (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity, high-yield assets, mezzanine capital, fixed income and absolute return with approximately $64 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in more than 300 companies in a variety of industries around the world. Bain Capital private equity investments have included such leading businesses as Toys “R” Us, Bright Horizons Family Solutions, Michaels Stores, Dollarama, Burlington Coat Factory, Dunkin’ Brands and Lilliput Kidswear. Headquartered in Boston, Bain Capital has offices in New York, Chicago, London, Munich, Hong Kong, Shanghai, Tokyo, and Mumbai.

Notice to Investors

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock is being made pursuant to an offer to purchase and related materials that affiliates of Bain Capital Partners, LLC have filed with the Securities and Exchange Commission. Affiliates of Bain Capital Partners, LLC have filed a tender offer statement on Schedule TO with the Securities and Exchange Commission in connection with the commencement of the offer, and thereafter the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are being sent free of charge to all stockholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) are available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. The Schedule TO, Schedule 14D-9 and related materials may be obtained for free from Okapi Partners LLC, 437 Madison Avenue, 28th Floor, Toll-Free Telephone: (877) 285-5990. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by the Company by contacting the Company Investor Relations at 500 Howard Street, San Francisco, CA 94105, telephone number 415-278-7933 or investor_relations@gymboree.com.

Additional Information about the Merger and Where to Find It

In connection with the potential merger, the Company would, if required, file a proxy statement with the Securities and Exchange Commission. Additionally, the Company would file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of the Company by affiliates of Bain Capital Partners, LLC pursuant to the terms of an Agreement and Plan of Merger by and among the Company and affiliates of Bain Capital Partners, LLC. The materials to be filed by the Company with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from the Company by contacting the Company Investor Relations at 500 Howard Street, San Francisco, CA 94105, telephone number 415-278-7933 or investor_relations@gymboree.com. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

The Company and its respective directors, executive officers and other members of their management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2010 annual meeting of stockholders and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when and if it becomes available. Additional information regarding the Company’s executive officers and directors in the solicitation is available by reading the Company’s proxy statement for its 2010 annual meeting of stockholders.

Forward Looking Statements

This press release contains forward-looking statements relating to the potential acquisition of The Gymboree Corporation by affiliates of Bain Capital Partners, LLC, including the expected date of closing of the acquisition and the potential benefits of the merger. The actual results of the acquisition could vary materially as a result of a number of factors, including: uncertainties as to how many of The Gymboree Corporation’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 30, 2010 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect The Gymboree Corporation’s expectations as of the date of this press release. The Gymboree Corporation undertakes no obligation to update the information provided herein. The Gymboree Corporation notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995, as amended.

Contacts for Gymboree

Investor Relations

Jeffrey P. Harris

415-278-7933

investor_relations@gymboree.com

Media Relations

Mark Mizicko

415-278-7503

media_relations@gymboree.com

Contacts for Bain Capital

Stanton Public Relations and Marketing

Alex Stanton

212-780-0701

astanton@stantonprm.com